                                                                    Exhibit 11.1

                                 GARGOYLES, INC.
                        COMPUTATION OF EARNINGS PER SHARE


                                                                                                  Nine Months Ended
                                                         Quarter Ended September 30,                September 30,
                                                            1996              1995              1996              1995
                                                        -----------        ----------       -----------        ----------
Weighted average number of common
     stock outstanding ..........................         5,464,543         5,450,003         5,462,182         5,450,003


Common stock and common stock equivalents
     issued during the twelve-month period prior
     to the public offering, using the treasury
     stock method and the initial public offering
     price of $16.00 ............................           249,892           257,075           249,892           257,075
                                                        -----------        ----------       -----------        ----------

                                                          5,714,435         5,707,078         5,712,074         5,707,078
                                                        ===========        ==========       ===========        ==========


Net income (loss) ...............................       $   (15,429)       $  196,510       $(2,636,364)       $  279,168
                                                        ===========        ==========       ===========        ==========

Net income (loss) per share .....................       $     (0.00)       $     0.03       $     (0.46)       $     0.05
                                                        ===========        ==========       ===========        ==========




The fully diluted computation is not presented as the Company does not have dilutive securities that are not common stock equivalents.